UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 1, 2011, Wells Fargo & Company (the “Company”) submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the securities identified below on the date specified for each security. The redemption price for each security will be equal to 100% of the principal amount of the securities plus accumulated and unpaid distributions in the amount specified below. Payment of scheduled distributions prior to the redemption date will not be affected. This action constitutes a redemption as a result of a “Capital Treatment Event” under the securities’ governing instruments. The Company has determined that a Capital Treatment Event occurred with the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act. These redemptions will be funded with cash on hand at the Company.

Trust	Security	Principal Amount	Accumulated Distributions per Security	CUSIP	NYSE Trading Symbol	Redemption Date	Trustee/Paying Agent

Wachovia Capital Trust X	7.85% Trust Preferred Securities	$837,500,000 ($25 per Security)	$0.103576	92979K208	WB D	October 3, 2011	U.S. Bank National Association

Wells Fargo Capital XIII	7.7% Fixed-to-Floating Rate Normal PPS	$2,500,000,000 ($1,000 per Security)	$1.711111	94986EAA8	WFC/PPS	October 3, 2011	The Bank of New York Mellon Trust Company, N.A. (Trustee) Wells Fargo Bank, N.A. Corporate Trust Services (Paying Agent)

Wells Fargo Capital XIV	8.625% Enhanced Trust Preferred Securities	$690,000,000 ($25 per Security)	$0.107813	949829204	WCO	October 3, 2011	The Bank of New York Mellon Trust Company, N.A. (Trustee) Wells Fargo Bank, N.A. Corporate Trust Services (Paying Agent)

Wells Fargo Capital XV	9.75% Fixed-to-Floating Rate Normal PPS	$1,750,000,000 ($1,000 per Security)	$2.166667	949801AA2	WFC/PPSB	October 3, 2011	The Bank of New York Mellon Trust Company, N.A. (Trustee) Wells Fargo Bank, N.A. Corporate Trust Services (Paying Agent)

The addresses of the Paying Agents are as follows:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107	Wells Fargo Bank, N.A. Corporate Trust Services 625 Marquette Ave. 11th Floor, MAC N9311-110 Minneapolis, MN 55479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: September 1, 2011	/s/ Paul R. Ackerman
Paul R. Ackerman
Executive Vice President and Treasurer

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